Exhibit 8.1

Entity	Jurisdiction
Beijing Huaxia Dadi Distance Learning Services Co., Ltd.	People’s Republic of China
Beijing HuaXiaDaDi Digital Information Technology Co., Ltd.	People’s Republic of China
Shanghai Xin Fu Network Technology Co., Ltd.	People’s Republic of China
Shanghai Xia Shu Network Technology Co., Ltd	People’s Republic of China
Hunan Huafu Haihui Learing Technology Co., Ltd.	People’s Republic of China
Huaxia MOOC (Hubei) Network Technology Co., Ltd.	People’s Republic of China
Nanjin Suyun Education Technology Co., Ltd.	People’s Republic of China
Guizhou Huafu Qianyun Network Technology Co., Ltd.	People’s Republic of China
Fuzhou Huafu Mingjiao Technology Co., Ltd.	People’s Republic of China
Wah Fu Education Holding Limited	Hong Kong
Liaoning Huafu Zhongtai Learning Technology Co., Ltd.	People’s Republic of China
Guangxi Huafu Quanping Education Technology Cot., Ltd.	People’s Republic of China
Huafu Wanrun (Guangzhou) Education Technology Co., Ltd.	People’s Republic of China
Sichuan Huafu Gengyun Education Technology Co., Ltd.	People’s Republic of China